Exhibit 2.1



                                AGREEMENT OF SALE

         THIS AGREEMENT made as of the 19th day of April, 2000 by and among HMPR, INC., a Puerto Rico corporation ("HMPR"), MacMANUFACTURING, INC., a Delaware corporation ("MMI"), HEILIG-MEYERS COMPANY, a Virginia corporation ("HMC"), and EMPRESAS BERRIOS, INC., a Puerto Rico corporation ("Empresas") and EMPRESA MANUFACTURERA, INC., a Puerto Rico corporation ("Manufacturera") (Empresas and Manufacturera hereinafter collectively referred to as the "Buyers" and each as "Buyer") provides:

                                    RECITALS


         A. HMPR is the owner of a retail furniture business, including finance, service, transportation and distribution operations in the Commonwealth of Puerto Rico (all of said enterprises hereafter collectively the "Retail Business"), and MMI is the owner of a household furniture and accessories manufacturing business (the "Manufacturing Business") with a furniture manufacturing facility (the "Manufacturing Facility") located in the Commonwealth of Puerto Rico (the "Commonwealth"). (HMPR and MMI are collectively referred to as "Sellers" and each as "Seller").

         B. HMC owns all of the issued and outstanding capital stock of Sellers.

         C. Empresas and Manufacturera desire to purchase substantially all of the assets used or held for use by Sellers in connection with the Retail Business and the Manufacturing Business as currently conducted, except for the Excluded Assets (as said term is hereinafter defined) (collectively, the "Business").

         D. HMC will benefit directly from the consummation of the transactions contemplated hereby and is a party to this Agreement to induce the Buyers to enter into this Agreement.

                                THE TRANSACTIONS

         1.1. Sale and Purchase of the Assets. On the terms and subject to the conditions hereinafter set forth, each of HMPR and MMI agrees to sell to


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Empresas and Manufacturera, and Empresas and Manufacturera agree to purchase, at
the  Closing  the   respective   assets  owned  by  HMPR  and  MMI,  as  follows
(collectively, the "Assets"):

                  (a) HMPR agrees to sell to  Empresas  and  Empresas  agrees to acquire from HMPR, all inventory of furniture, furnishings, appliances, electronics and/or any and all other items held for sale by HMPR to customers, less, however, merchandise sold but not delivered ("In Transit Customer Inventory"), which as of the Closing is located at or in transit to the stores, liquidation centers and tents listed on Schedule 1.1(a) (the "Stores"), the Cidra Warehouse and the Caguas Warehouse (the "Warehouses"), the Cidra Distribution Center (the "Distribution Center") and any other warehouse or distribution facility utilized by HMPR to store inventory for delivery to any of the Stores or its customers including, but not limited to, the warehouses listed on Schedule 1.1 (a)(i) (collectively the "Other Warehouses"), as determined by a physical inventory count and an inventory reconciliation to be taken by Empresas and HMPR and to be completed not later than ninety (90) days after the Closing
(the  "Store   Inventory");

                  (b) MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, the raw materials, work-in-process and finished goods wherever located, which are used or held for use in or purchased by the Manufacturing Business, as determined by a physical inventory count and an inventory reconciliation to be taken by Manufacturera and MMI and to be completed not later than ninety (90) days after the Closing (the "Manufacturing Inventory");

                  (c) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR, all accounts receivable and notes receivable of HMPR attributable to sales or rentals at the Stores, and the consumer credit, retail installment sales and leasing contracts related thereto, trade receivables, the rights to receive all amounts due or to become due and all amounts received on or after the Closing Date (as hereinafter defined) with respect thereto and all proceeds thereof, HMPR's security interests in the merchandise sold, and HMPR's


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rights to benefits payable under any insurance  policies  related  thereto;  all accounts receivable arising from loans of Sellers to employees and other unaffiliated third parties;

                  (d) MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all accounts receivable and notes receivable of MMI (other than intercompany accounts receivable or notes receivable) attributable to the sale of inventory or finished goods of MMI, trade receivables, the rights to receive all amounts due or to become due and all amounts received on or after the Closing Date with respect thereto and all proceeds thereof, MMI's security interests in the inventory or finished goods sold, and MMI's rights to benefits payable under any insurance policies related thereto (the receivables described in sub-paragraph (c) above and this sub-paragraph (d) hereinafter collectively, the "Receivables");

                  (e) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to the originals of all of the files, documents, papers, agreements, records and correspondence pertaining to the Assets, the Stores, the Warehouses, the Distribution Center, the Office, the Other Warehouses, the Manufacturing Facility and the operation of any of the aforegoing, including, but not limited to, customer and vendor lists, receivable records, customer billing histories, computer logs, records, production data, manufacturing and quality control information, sales or marketing records, benefit plan records and, with respect to employees who are actually hired by Empresas and/or Manufacturera, personnel records and employee earnings histories of such employees; provided, however, Sellers shall retain files, documents, papers, records and correspondence with respect to tax returns, tax payments paid by Sellers and the government correspondence relating to income and franchise tax returns, provided further, that Sellers shall provide Empresas and Manufacturera with complete and correct copies of all of such files, documents, papers, records and correspondence.



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                  (f) HMPR agrees to sell to  Empresas  and  Empresas  agrees to acquire from HMPR, all supplies, parts inventory related to the service and repair department and spare parts located at the Stores, the Warehouses, the Distribution Center, the Office, the Other Warehouses and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all supplies, parts inventory related to the Manufacturing Business and spare parts located at the Manufacturing Facility (hereinafter collectively the "Supplies");

                  (g) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to all Environmental Permits (as hereinafter defined) issued to or held by Sellers that relate to any of the Assets or the Business and are assignable. The term "Environmental Permits" means any federal, state, Commonwealth and local governmental licenses, permits, and any other authorizations, filings and approvals, whether foreign or domestic, which relate to the environment, zoning, land use, or to public health and safety, or worker health and safety;

                  (h) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to all Licenses and Permits (as hereinafter defined) issued to or held by Sellers that relate to any of the Assets or the Business and are assignable. The term "Licenses and Permits" means any federal, state, Commonwealth and local governmental licenses, permits, and any other authorizations, filings and approvals, whether foreign or domestic, including, without limitation, Sellers' municipal license taxes ("patentes"), other than "Environmental Permits"; and

                  (i) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest in, to and under all Material Contracts (as hereinafter defined) and


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the Assigned Leases (as hereinafter  defined) and all respective  rights,  title and interests of Sellers in, to and under all other contracts and commitments which relate to any of the Assets or the Business but limited to those contracts and commitments which are expressly assumed by Empresas and Manufacturera pursuant to the terms of this Agreement;

                  (j) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to all credits, prepaid expenses, deferred charges, advance payments, security deposits, (including security deposits under the Assigned Leases) surety bonds, excepting those set forth on Schedule 1.1(j), and prepaid items;

                  (k) Except as otherwise set forth on Schedule 1.1(k), HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to all guarantees, warranties, indemnities and similar rights with respect to any Asset;

                  (l) HMPR agrees to sell to Empresas and Empresas agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to all other assets and properties of every kind and nature, tangible or intangible, used or held for use in connection with the Business, including all assets reflected in the January 31, 2000 balance sheets of HMPR and MMI, with such additions thereto as may thereafter arise plus petty cash at the Stores, but excluding, however, the Excluded Assets and assets sold since that date in the ordinary course of business.



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                  (m) HMPR agrees to sell to  Empresas  and  Empresas  agrees to acquire from HMPR and MMI agrees to sell to Manufacturera and Manufacturera agrees to acquire from MMI, all of HMPR's and MMI's respective rights, title and interest to all motor vehicles, trailers and/or chassis owned by Sellers and used by them in connection with the Business, as listed and described on
Schedule 1.1(m) hereto (the "Vehicles").

                  (n) HMPR agrees to sell to Empresas, and Empresas agrees to purchase from HMPR, all real property and improvements owned by HMPR as listed on Schedule 1.1.(n) (the "Real Property"); and

                  (o) HMPR and MMI agree to sell to Empresas and Manufacturera, respectively, and Empresas and Manufacturera agree to acquire from HMPR and MMI, respectively, all of HMPR's and MMI's respective rights, title and interest to all accessories and promotional items of each of Sellers that are not for sale and not included in the Store Inventory and located at the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility, including table top items, floral arrangements, pictures and wall hangings, ashtrays and other accessories (the "Accessories").

                  1.1.1. Excluded Assets. The following assets of the Sellers (the "Excluded Assets") are not included in the Assets:

                  (a) Except for those assets described and identified with an asterisk on Schedule 1.1.1(a) attached hereto which are to be acquired by the Buyers from the Sellers pursuant to the provisions of Section 1.1(l) hereof, all furniture (excluding Store Inventory), trade fixtures, signs, office machines, computers and equipment owned by HMPR which are located at the Stores, the Warehouses, the Other Warehouses, the Distribution Center and the central office located in Caguas (the "Office"), including but not limited to those items listed on Schedule 1.1.1(a) hereto (the "Store Furniture and Equipment");



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                  (b)   all   machinery,    equipment,    furniture   (excluding
Manufacturing Inventory), trade fixtures, tools, and other tangible personal property owned by MMI, which are used or held for use in the Manufacturing Business, including, but not limited to, those items listed on Schedule 1.1.1(b) hereto (the "Manufacturing Equipment);

                  (c) all of Sellers' respective interests in the leasehold improvements and fixtures (the "Leasehold Improvements") located at the Stores, the Warehouses, the Distribution Center, the Office, the Other Warehouses and the Manufacturing Facility including, but not limited to, those Leasehold Improvements listed on Schedule 1.1.1(c);

                  (d) all Intellectual Property (as hereinafter defined) owned or licensed by Sellers, or which Sellers otherwise have the right to use, which relates to any of the Assets or the Business as listed in and described on
Schedule 1.1.1(d) hereto. The term "Intellectual Property" means the respective rights and interests of Sellers in all trade names, trademarks and service marks (including the name and mark "Berrios" and "Classic Home"), the goodwill associated with such tradenames, trademarks and service marks, patents, patent rights, copyrights, whether domestic or foreign, (as well as applications, registrations or certificates for any of the foregoing), inventions, trade secrets, proprietary processes, computer programs and software and other industrial and intellectual property rights, but excluding the mark and name "Rent Smart" which shall be the subject of a separate license agreement in perpetuity for the sum of $1.00 as provided in Section 4.1 below and the mark and name "Heilig-Meyers" or any variations thereof; and

                  (e) cash (other than petty cash at the Stores), receivables other than the Receivables, amounts due from affiliated parties and trade rebates and advertising co-op fully earned by Sellers prior to Closing.



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         1.2 Purchase Price.

                  (a) The Initial Purchase Price. The initial purchase price ("Initial Purchase Price") for the Assets and the Real Property shall be determined, based upon the best available information as of the Closing Date, as follows:

                           (i) Store  Inventory  and  Manufacturing  Inventory -
Empresas shall pay HMPR (i) 100% of the Landed Cost for all undamaged merchandise, which is included in the Store Inventory and delivered to and Received by HMPR on or before the date of April 3, 2000 (hereinafter the "Cut Off Date"); and (ii) 100% of the Landed Cost for all such merchandise delivered to and Received by HMPR after the Cut Off Date. Empresas shall pay to HMPR eighty percent (80%) of the Landed Cost of all of the jewelry forming a part of the Store Inventory which Landed Cost shall not exceed the sum of $550,000.00.

         Manufacturera shall pay MMI: (i) 100% of the Landed Cost for all raw materials which are included in the Manufacturing Inventory and delivered to and Received by MMI on or before the Cut Off Date; (ii) 100% of the Landed Cost for all such raw materials delivered to and Received by MMI after the Cut Off Date;
(iii) 100% of the Landed Cost for In Transit Manufacturing Inventory; (iv) 100% of MMI's Production Cost for all finished merchandise or goods which are included in the Manufacturing Inventory and completed on or before the Cut Off Date; (v) 100% of MMI's Production Cost for all such finished merchandise or goods which are included in the Manufacturing Inventory and completed after the Cut Off Date; and (vi) 100% of the Production Cost of work-in-process as of the Closing.

         "Landed Cost" shall mean invoiced cost plus freight and excise tax. "In Transit Store Inventory" shall mean Store Inventory that has been paid for by HMPR but not received and identified by HMPR as of the Cut Off Date and "In Transit Manufacturing Inventory" shall mean raw materials which are included in Manufacturing Inventory that have been paid for by MMI but not received and identified by MMI as of the Cut Off Date (In Transit Store Inventory and In Transit Manufacturing Inventory are collectively referred to as "In Transit Inventory"). "Production Cost" shall mean an amount equal to the value of the finished goods or work-in-process included in the Manufacturing Inventory, as the case may be, as determined by raw materials, labor and overhead costs


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applied as a percentage of raw material  costs on a method  consistent  with the method historically used by MMI. Damaged merchandise or Odd Inventory (including the inventory in the liquidation centers or tent operations) and Non-Line Up Merchandise (as hereinafter defined)shall be priced at 50% of a reasonable retail selling price to be negotiated between Sellers and Empresas during the taking of the inventory to be made after the Closing as hereinafter provided. The term "Received" shall mean, in the case of local manufacturers or suppliers, the invoice date of the corresponding merchandise and with respect to foreign or United States manufacturers or suppliers, the earlier of (i) the date the merchandise has been paid for by Sellers or (ii) the date of receipt in port in the Commonwealth of the corresponding merchandise.

         The term "Odd Inventory" shall refer to merchandise which is considered by Empresas and Sellers to be incomplete and which missing unit is not available to be reordered from the vendor.

         The term "Non-Line Up Merchandise" shall refer to merchandise which is considered by Empresas and Sellers to be either (i) incomplete and which missing unit is not available to be reordered from the vendor, (ii) discontinued or
(iii) "slow moving", as determined by Empresas and Sellers.

                           (ii) Receivables - Empresas and  Manufacturera  shall
each pay for all of the Receivables to be acquired by each of said entities from HMPR and MMI, respectively, an amount equal to 100% of the net book value of such Receivables, other than Receivables generated from the "Rent Smart" furniture leasing program of HMPR. For purposes of this computation, "net book


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value" is defined  as the gross  receivables  minus  unearned  finance  charges, unearned insurance commissions (to be computed using the Rule 78 formula) and the reserve for doubtful accounts.

                           The reserve for doubtful  accounts will be calculated
based on the entire account balance as follows:

                    (a)  $5,800,000 general allowance for losses, plus

                    (b)  50% of past due  accounts  receivable  greater  than 90
                         days   delinquent  and  less  than  180  days  or  less
                         delinquent, plus

                    (c) 100% of past due accounts greater than 180 days delinquent.

                           The reserve for doubtful  accounts will be calculated
less any applicable charge-offs occurring prior to the Closing Date.

                           Empresas  shall  pay  for  all  of  the   Receivables
generated from the "Rent Smart" furniture leasing program of HMPR an amount equal to 55% of the net book value of such receivables. For purposes of the computation, the net book value of the receivables of the "Rent Smart" furniture leasing program is defined as the total balance due on the rental agreements giving rise to such receivables minus any rent thereunder that is past due (delinquencies) the latter to be computed as of the close of business of the Saturday following the Closing Date.

                           (iii)  Environmental  Permits,  Licenses and Permits,
Prepaid Contracts, Deposits and Surety Bonds - Empresas and Manufacturera shall each pay book value of all Environmental Permits, Licenses and Permits, that are assignable to Empresas and Manufacturera. "Book value" shall mean cost less accumulated amortization determined under the straight line method. Empresas and Manufacturera shall pay the actual amount of deposits made by Sellers to third parties, and the unused portion of prepaid contracts. For all surety bonds


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securing  obligations  to third  parties  which are  assigned  to  Empresas  and
Manufacturera, Empresas and Manufacturera shall pay an amount representing a portion of the premium paid for any such bond prorated as of the Closing Date.

                           (iv) Supplies.  Empresas and Manufacturera  shall pay
Sellers 80% of Landed Cost for Supplies delivered to Sellers on or before the Cut Off Date and 100% of Landed Cost for Supplies delivered to Sellers after the Cut Off Date.

                           (v) Petty Cash.  Empresas shall pay HMPR, on a dollar
per dollar basis, the amount equal to the petty cash physically present at the Stores on the Closing Date ("Petty Cash");

                           (vi) Real  Property.  Empresas  shall pay HMPR  three
million dollars ($3,000,000.00) for the Real Property.

                           (vii) Other Assets - Empresas and Manufacturera shall
pay One Dollar ($1.00) for the Accessories; and (ii) those other Assets not itemized above. less, however, the items or deductions more specifically described in Schedule 1.2(a)(vi) attached hereto.

                  The Initial Purchase Price, less the amounts placed in escrow pursuant to Section 1.6, shall be paid by the Buyers at Closing as follows: (i) by delivery of a promissory note executed by Empresas in favor of HMPR in the amount of eighteen million dollars ($18,000,000.00) in the form attached hereto as Exhibit A (the "Promissory Note"), secured by a lien and security interest in all of the Assets acquired by Empresas (other than the Real Property and the Vehicles) pursuant to the Security Agreement to be executed by Empresas and HMPR at the Closing in the form of Exhibit B (the "Security Agreement") which lien and security interest shall be subject only to such subordination provisions in favor of the lender that provides financing to the Buyers; and (ii) the balance by a payment in cash or by wire transfer in immediately available funds. The estimated amounts of the components of the Initial Purchase Price are set forth on Schedule 1.2(a).



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                  (b) Final  Purchase  Price.  The  parties  recognize  that the information used for the computing some of the components of the Initial Purchase Price for purposes of Closing will be based upon the most recent available information. The parties agree that, not sooner than sixty (60) and not later than ninety (90) days after the Closing Date, the Sellers shall deliver to the Buyers, the Sellers' estimate of the Final Purchase Price accompanied by copies of all of the information and/or documentation used by the Sellers to determine said estimate. Such information and/or documentation shall be in form and substance that a reasonable accountant would require. The Buyers shall have thirty (30) days from the date of their receipt of the information and documentation referred to above, to review and respond to the same. The parties shall have up to thirty (30) days from the Buyer's response to resolve any disputes which may arise from Buyers revision of the information and/or documentation submitted by Sellers. The information and/or documentation to be submitted by Sellers to Buyers in accordance with the aforegoing provisions will be updated as of the Closing Date as follows:

                           (i)   Adjustment   of   Inventory   and  Petty  Cash.
Representatives  of Buyers and  Sellers  shall  jointly  take an  inventory  for purposes of determining the physical count of the Store Inventory and Manufacturing Inventory (collectively the "Inventory") as of the Closing Date and the amount of the Petty Cash as of the Closing Date in order to calculate the value of the Inventory and the Petty Cash components of the Final Purchase Price.

                           (ii)  Adjustment of Receivables.  Representatives  of
Buyers and Sellers shall jointly conduct an audit of the accounts receivable of Sellers as of the Closing Date in order to calculate the value of the Receivables component of the Final Purchase Price. Accounts receivable will be reduced by the amount of sales prior to the Closing Date that are reversed thereafter due to credit denial, customer returns or other reasons, less ninety percent (90%) of the Landed Cost of the related inventory if such items of inventory have not been included in the Inventory.



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                           (iii)  Additional  Adjustments.   Representatives  of
Buyers and Sellers shall reach an agreement with respect to the value, as of the Closing Date, of the other items comprising the Assets in order to calculate the value of such Assets as a component of the Initial Purchase Price.

To the extent that any component of the Initial Purchase price is adjusted after the Closing Date to reflect the information not available on the Closing Date, the parties agree that the Final Purchase Price shall be calculated within the term provided for in this subparagraph (b). To the extent that the Initial Purchase Price is more than the Final Purchase Price, the amount of overpayment shall be paid to Buyers by Sellers first from the Escrow (as defined in Section 1.6) and then, to the extent necessary, by Sellers within thirty (30) days of determination of the Final Purchase Price as provided for in this subparagraph
(b). To the extent that the Initial Purchase Price is less than the Final Purchase Price, the amount of underpayment shall be paid to Sellers by Buyers within thirty (30) days of determination of the Final Purchase Price as provided for in this subparagraph (b).

         1.3 Assignment and Assumption of Leases. At Closing, HMPR shall assign to Empresas and MMI shall assign to Manufacturera all of their respective rights, title and interests under the leases described on Schedule 1.3 (the "Assigned Leases"), and Empresas and Manufacturera shall assume HMPR's and MMI's respective obligations under such leases arising from and after the Closing Date except for those obligations arising from and after the Closing Date which arise out of or relate to any acts or omissions of any of the Sellers or HMC, or any agents, employees or contractors of any of the Sellers or HMC, or any environmental matter or condition, arising, in whole or in part, from any action, omission, incident, or event created or caused by any of the Sellers or HMC or any agents, employees or contractors of any of the Sellers or HMC which occurred or was in existence prior to the Closing Date, and also excepting any


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

other matters, with respect to which, the Sellers and HMC have agreed to indemnify the Buyers under this Agreement (the "Assumed Lease Obligations"). To evidence such assignment and assumption, HMPR and MMI and Empresas and
Manufacturera shall execute an Assignment and Estoppel Agreement in substantially the form attached hereto as Exhibit C with respect to each of the Assigned Leases to be assigned to each of said entities, (the "Assignment Agreement"), copies of which documents HMPR and MMI shall deliver to their respective landlords. Prior to Closing, HMPR and MMI shall obtain and provide Empresas and Manufacturera the consent to assignment from their respective landlords of the Assigned Leases in substantially the same form as the Consent and Estoppel Agreement attached hereto as Exhibit D (the "Consent").

         1.4 No Assumption of Liabilities. Except for the following liabilities corresponding to each of HMPR and MMI (collectively referred to as the "Assumed Liabilities") to be assumed by Empresas and Manufacturera, respectively: (a) the Assumed Lease Obligations, (b) customer credit balances on installment accounts as reflected on the books of the Sellers as of the Closing Date, including for In Transit Customer Inventory, (c) Sellers' obligations to make deliveries of the In Transit Customer Inventory, (d) obligations under contracts as listed on
Schedule 1.4(d), (e) liability for payment of purchase orders and invoices for Inventory not received by Sellers as of the Closing Date, (f) the Sellers' obligations to deliver merchandise sold but not delivered, (g) customer service claims, warranty claims, liabilities or obligations arising in connection with returned merchandise, defective or damaged merchandise claims, claims for incorrect merchandise or any other merchandise related claims, (h) the payment of the amounts due under the HMPR, Inc.'s Employees' Pension Plan to be deducted from the Purchase Price in accordance with Schedule 1.2(a)(vi), (i) the liability for unpaid vacation pay and mandatory Christmas bonus for the year 2000 and any and all payroll related taxes which Sellers have not paid to the Sellers' employees as of the Closing Date and which shall be accrued by the

Sellers and deducted from the Purchase Price in accordance with Schedule 1.2(a)(vi), (j) Sellers' responsibility to provide COBRA (as hereafter defined) coverage as provided in Section 9.3(c), (k) Trade Payables (as hereinafter defined) and (l) any and all other deductions appearing in the attached Schedule 1.2(a)(vi), the Buyers do not assume any liability or obligation of Sellers. Without limiting the generality of the foregoing, Buyers shall not assume any liability (i) for any real estate taxes or assessments due on the Real Property, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility arising in respect of any period of time prior to the Closing Date, regardless of when such taxes or assessments shall become due; (ii) for any federal, state, Commonwealth or local income taxes, or any other taxes or levies accrued or arising out of the conduct of Sellers' business or their ownership of the Assets prior to the Closing Date; (iii) for any agreement or claim relating to or arising out of the service of any employee or agent of Sellers or any person otherwise employed or engaged in connection with the Business prior to the Closing Date (except as set forth in clause (h) above of this Section 1.4); (iv) except as provided in Section 9.1(c), for any severance pay or discharge indemnity claim arising by reason of the consummation of the transactions contemplated hereby, whether or not the person making such claim is employed or engaged by any of the Buyers on or after the Closing Date (except as set forth in Section 9.1(a) hereunder); (v) except as set forth in clause (h) above of this Section 1.4, for any retirement, pension, deferred compensation or other benefit of any nature payable to or for the benefit of any employees or former employees of the Sellers or of any employees or former employees, officers or directors of the Sellers (including, but not limited to, any single or multi-employer plan); (vi) for any claims, causes of action or obligations, whenever asserted, that relate to or are in any way connected with Sellers' obligations under any applicable collective bargaining agreements or other employment related agreements or by virtue of the employment relationship between the Sellers and their employees, (except as otherwise provided in Section 9.1(c)); (vii) for any asserted or potential claim, cause of action, whether civil or criminal, civil or administrative penalty or fine, enforcement action, obligation, or any other asserted or potential lien, related to or in any way connected to pre-existing environmental matters created or caused by any of the Sellers or HMC, or any agents, employees or contractors of any of the Sellers or HMC; or (viii) for any other obligation or liability incurred in connection with or arising out of the operation of the Business prior to the Closing.

         1.5 In Transit Inventory. At Closing Sellers shall provide Schedule 1.5 listing all outstanding contracts for the purchase of In Transit Customer Inventory. Empresas and Manufacturera shall be entitled to all payments made on or after the Closing by purchasers of In Transit Customer Inventory. After the Closing, Empresas and Manufacturera shall make deliveries of such inventory to the purchasers thereof in accordance with customary practices.

         1.6 Escrow.

                  (a) Sellers agree that a portion of the Initial Purchase Price equal to the sum of five percent (5%) of the cash component of the Initial Purchase Price (including the purchase price of the Real Property) equivalent to four million one hundred forty six thousand seven hundred Dollars ($4,146,700.00) plus the sum of five hundred thousand Dollars ($500,000.00) shall be placed in escrow (the "Escrow") to secure Sellers' obligations hereunder until determination and settlement of the Final Purchase Price. The Escrow shall be made under an Escrow Agreement in substantially the form attached hereto as Exhibit E, (the "Escrow Agreement") or such similar form as the Escrow Agent may require. As soon as reasonably practicable after the determination of the Final Purchase Price by mutual agreement between the Sellers and the Buyers as provided for in Section 1.2(b), Sellers shall be entitled to those funds remaining in the Escrow not payable to the Buyers.

                  (b) Lease Escrow: Sellers agree that a portion of the Initial Purchase Price in an amount of Four Million Seven Hundred Thousand Dollars ($4,700,000.00) shall be placed into escrow (the "Lease Escrow") to secure Sellers and HMC obtaining the consent of the landlord under the RRo Piedras I Assigned Leases ( a "Required Consent"). The Lease Escrow shall be made under a Lease Escrow Agreement in substantially the form attached hereto as Exhibit E-1

(the "Lease Escrow Agreement"), or such similar form as the Lease Escrow agent may require. The Lease Escrow shall be released upon the earliest to occur of the following, as applicable: (i) five years from the Closing Date; (ii) the date the Required Consent is obtained; (iii) Buyers have paid in full their financing in connection with the acquisition of the Assets; or (iv) termination by the landlord of the Assigned Lease relating to the Required Consent, as a result of the failure by the Sellers and HMC to obtain the Required Consent, (such date with respect to each Lease Escrow being referred to herein as a "Release Date"). Promptly after a Release Date described in (i) through (iii) above, HMC and Buyers shall provide the Lease Escrow agent with joint written instructions directing such agent to disburse to HMC the applicable Lease
Escrow, together with interest accruing from the Closing Date through and including the Release Date. Promptly after a Release Date described in (iv) above, HMC and Buyers shall provide the Lease Escrow agent with joint written instructions directing such agent to disburse to each of HMC and Buyers their respective pro rata portions of the Lease Escrow, together with interest accruing from the Closing Date through and including the Release Date, it being understood that the proration of the Lease Escrow shall be based on the Buyers' time of undisturbed possession from the Closing Date through the Release Date, such that if Buyer enjoys undisturbed possession of the leased premises in question for one year, HMC shall be entitled to one-fifth of the Lease Escrow (plus its pro rata portion of accrued interest as provided for herein). Buyers agree (at no out-of-pocket expense to Buyers) to cooperate fully with HMC and Sellers in connection with HMC's efforts to obtain the Required Consent after the date hereof, provided Buyers shall not be required to make any payments or to assume any liabilities in connection with such efforts to the landlord of the Assigned Lease relating to a Required Consent.

                        2. REPRESENTATIONS AND WARRANTIES

         2.1 Representations and Warranties of Sellers and HMC. HMC and Sellers, jointly and severally, represent and warrant to the Buyers the following (it being agreed that each such representation and warranty is deemed to be independently material to and relied upon by the Buyers):

                  (a) HMC is the owner of all of the issued and outstanding stock of Sellers and controls all of the voting power of such stock.

                  (b) HMPR is a corporation, duly organized, validly existing and in good standing, under the laws of the Commonwealth. HMPR does not conduct business in and is not required to qualify to do business in any jurisdiction other than the Commonwealth. MMI is a corporation, duly organized, validly existing and in good standing, under the laws of the State of Delaware. MMI is duly authorized to do business and in good standing under the laws of the Commonwealth. MMI does not conduct business in and is not required to qualify to do business in any jurisdiction other than the State of Delaware and the Commonwealth.

                  (c) HMC and Sellers have the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby; and this Agreement is a valid and binding agreement of Sellers and HMC, enforceable against Sellers and HMC in accordance with its terms. The execution, delivery and performance of this Agreement by Sellers and HMC will not violate any law, rule, or regulation; contravene any provision of the certificate of incorporation or bylaws of any of Sellers or HMC; except as set forth on
Schedule 2.1(c), result in any breach of or constitute a default (or an occurrence which with the lapse of time or action by a third party could result in a default) under any contract, agreement, order, judgment or decree to which any of Sellers or HMC is a party or by which any of them or any of the Assets or the Real Property are bound which would have a material adverse effect on the Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility, or the Business; or result in or require the imposition of any lien upon or with respect to the Assets or the Real Property (other than pursuant to the Security Agreement).

                  (d) Except as listed on Schedule 2.1(d), none of Sellers or HMC nor any of the Assets, the Real Property, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility or the Business is involved in, or the subject of, any pending or, to the best knowledge of Sellers or HMC, threatened suit, action or claim, or any investigation by any governmental body, or any legal, administrative, arbitration, condemnation or eminent domain proceeding, which could have a material adverse effect upon any of the Assets (considered individually or as a whole), the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility or the Business, or which would have a material adverse effect on any of the transactions contemplated by this Agreement and to the best of Sellers' knowledge, there is no reasonable basis or grounds upon which any such suit, action, claim or investigation, or proceeding could be asserted. Except as listed on Schedule 2.1(d), there is no material outstanding order, writ, injunction or decree of any court, governmental agency or arbitration tribunal against or affecting any of Sellers, the Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility or the Business.

                  (e) Each Seller is the owner of its respective Assets, and the respective leasehold interests under the Assigned Leases and, except as set forth on Schedule 2.1(e), the Assets, and the leasehold interests under the Assigned Leases are free and clear of obligations, mortgages, deeds of trust, pledges, liens, or other claims, burdens or encumbrances of any kind or nature whatsoever. The Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, Office and the Manufacturing Facility are in good condition and repair, ordinary wear and tear excepted, and are fit for the use for which they are intended to be used, except where the failure to be in such condition would not have a material adverse effect on the Business. The Assets and the Real Property, the Excluded Assets and the contracts set forth in Schedule

2.1(e)(i) constitute all of the properties and assets used or held for use in connection with, necessary for or material or otherwise relating to the Business. To the best knowledge of Sellers and HMC, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility are in material compliance with all applicable codes, laws, regulations, and ordinances. Except for unpaid claims being contested in the normal course of business, and more specifically set forth in Schedule 2.1(e) hereof, there are no unpaid claims for labor, services or materials furnished to Sellers, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility with respect to which any mechanic's or materialmen's or similar lien or claim of lien has been or may be filed.

                  (f) Schedule 2.1(f) contains a list, which is true and accurate in all material respects, of the sales, including both cash and installment sales, attributable to each of the Stores for the last two fiscal years and the current fiscal year to date.

                  (g)  Schedule   2.1(g)  contains  a  list  of  each  contract,
agreement or commitment of Sellers,  other than the Assigned Leases:

                  upon which any substantial part of the Business is dependent or which, if breached, could reasonably be expected to affect the earnings, assets, financial condition or the operation of Sellers;

                           (i) which provides for aggregate  future  payments by
HMPR or MMI of more than $50,000;

                           (ii) which contains  covenants  pursuant to which any
person has agreed not to compete with Sellers or not to disclose to others information concerning Sellers; or

                           (iii) which deals with or relates to the Intellectual
Property.

         Each of the foregoing is referred to in this Agreement as a "Material Contract." All of the Material Contracts are in full force and effect; no Material Contracts have been breached by Sellers or HMC, or to the best knowledge of Sellers or HMC, any other party thereto; and no event has occurred with respect to any Material Contract which, with the giving of notice or the passage of time or both, would constitute a breach thereof by HMPR or MMI, as the case may be, or to the best knowledge of Sellers or HMC, any other party thereto. Complete copies of all Material Contracts have been delivered to the Buyers.

                  (h) Except as set forth in Schedule 2.1(h) and for governmental licenses, permits and other authorizations or governmental filings, the failure to have or make could not reasonably be expected to have a material adverse effect on the Real Property or the Business, each Seller has all of its respective governmental licenses, permits and other authorizations, and has made all respective filings, necessary to conduct the business operated at the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility and such licenses and permits are in full force and effect. Schedule 2.1(h) contains a list of all such licenses and permits and, except as set forth in such Schedule, all of such licenses and permits are assignable to Buyers pursuant to this Agreement. Except as set forth in Schedule 2.1(h), each Seller has complied in all material respects with, and neither Sellers nor HMC have any knowledge or notice of any violation of, any law, rule or regulation or policy, order, judgment, decree, permit, license or other authorization of any federal, state, Commonwealth or local court or municipal governmental authority applicable to or having jurisdiction over HMPR and MMI, respectively, or their respective business, including, without limitation, equal employment, civil rights, ERISA (benefit plan), occupational safety and health, zoning laws, regulation and ordinances, environmental, human health and public safety, and applicable building codes applicable to the Business, the Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility, including without limitation, the Federal Truth-in-Lending Act, Regulation Z, the Puerto Rico Retail Installment Sales and Financing Act, the Puerto Rico Personal Property Leasing Act, the Puerto Rico Insurance Code, the violation of which would have a material adverse effect on the Business, the Real Property, or the Assets.

                           (i)  Schedule  2.1(i)  lists  all  "employee  benefit
plans" within the meaning of Section 3(3) of ERISA, including, without limitation, all retirement, savings and other pension plans, all health, severance, insurance, disability and other employee welfare plans and all incentive, vacation and other similar plans, all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other employee benefit plans, programs or arrangements, and all employment or compensation agreements, in each case for the benefit of, or relating to, current employees and former employees of each Seller (collectively, the "Employee Plans"). Schedule 2.1(i) also includes all contracts, agreements or commitments which relate to the employment, retirement or termination of the services of any officer, former officer, key employee, former key employee, or director or former director of each Seller. For purposes of this Section 2.1(i) only, the term "Employee Plan" includes the contracts, agreements and commitments described in the preceding sentence.

                           (ii) None of the Employee Plans is a "multiemployer
plan" as defined in Section 3(37) of ERISA.

                           (iii) All  Employee  Plans are in  compliance  in all
material respects with all applicable statutes, orders or governmental rules or regulations and are and have been operated and administered in accordance with all the requirements prescribed by applicable statutes, orders or governmental rules or regulations with respect thereto, specifically including, but not limited to the Puerto Rico Internal Revenue Code of 1994, as amended (the "PRIRC"), the United States Internal Revenue Code of 1986, as amended (the
"Internal  Revenue  Code") and the Employee  Retirement  Income  Security Act of

1974, as amended, ("ERISA"), and each Seller has performed all its respective material obligations required to be performed by it under the Employee Plans, and is not in any material respect in default under or in violation of provision of any of the Employee Plans or any applicable statute, order or governmental rule or regulation with respect thereto.

                           (iv)  Except as set forth in  Schedule  2.1(i),  each
Employee Plan intended to be qualified under Section 1165 (a) of the PRIRC, has heretofore been determined by the Puerto Rico Department of Treasury to so qualify and each trust created thereunder has heretofore been determined by the Puerto Rico Department of Treasury to be exempt from tax under the appropriate provisions of the PRIRC, and, to the best knowledge of Sellers or HMC, nothing has occurred since the date of these most recent determinations that would be reasonably likely to cause any such Employee Plan or trust to fail to qualify or be exempt under the PRIRC. Neither Seller maintains Employee Plans or trusts that are intended to be qualified under Sections 401(a) or 501(a) of the Internal Revenue Code.

                           (v) Neither Seller ever maintained any Employee Plans
that are subject to Title IV of ERISA and, as such, neither Seller has ever incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4001 et seq. of ERISA, and no condition exists that could reasonably be expected to result in either Seller incurring material liability under Title IV of ERISA, either singly or as a member of any trade or business, whether or not incorporated, under common control of or affiliated with either Seller, within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code.

                           (vi) Each  Seller  has made  available  to the Buyers
complete and correct copies of each Employee Plan of such Seller and, any amendments thereto and any related trust agreement, funding agreement and insurance contract relating thereto where applicable, summary plan descriptions and annual reports required to be filed within the last five years pursuant to the PRIRC, ERISA or the Internal Revenue Code, if applicable, with respect to the Employee Plans.

                           (vii)  No  prohibited  transaction,   as  defined  in
Section 406 of ERISA or in Section 4975 of the Internal Revenue Code, if applicable, that is not exempt has occurred with respect to any Employee Plan that is a pension plan as defined in Section 3(2) of ERISA.

                           (viii) No  Employee  Plan that is  subject to Section
412 of the Internal Revenue Code or Section 302 of ERISA has incurred any accumulated funding deficiency, as defined in Section 412 of the Internal Revenue Code, and Section 302 of ERISA whether or not waived.

                           (ix) There are no actions,  suits or claims  pending,
or to the best knowledge of Sellers or HMC, threatened or anticipated (other than routine claims for benefits) with respect to any Employee Plan.

                           (x) No  compensation  or  benefit  that is or will be
payable in connection with the transactions contemplated by this Agreement will be characterized as an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

                           (xi)  Neither  Seller  has  made  any  commitment  to
establish any new Employee Plan, to modify any Employee Plan or to increase benefits or compensation of employees or former employees of the Sellers (except for normal increases in compensation consistent with past practices or as disclosed in Schedule 2.1(i)), or has any intention to do so been communicated to employees or former employees of the Sellers.

                  (j) Except as set forth in Schedule 2.1(j) hereto, there are, and since January 1, 1997, there have been, no material pending or, to the best of each Seller's and HMC's best knowledge, threatened complaints, disputes, administrative claims (including claims filed with the Equal Employment Opportunity Commission), actions or lawsuits involving Sellers' respective employees or former employees at any of the Stores, the Warehouses, the
Distribution  Center,  the Other  Warehouses,  the Office,  or the Manufacturing
Facility, including, but not limited to, any regulation, or any workers compensation, wage and hour, unfair labor practice or other similar claims, actions or charges, discrimination claims under federal or Commonwealth law, claims for wrongful discharge, breach of employment contract, or any other claim which may arise from employees' employment or termination with each Seller, and Sellers and HMC have no knowledge of any reasonable basis on which any person might assert any such claim, action or charge. Except as set forth in Schedule 2.1(j), since January 1, 1997, there has not been, and Sellers and HMC have no knowledge of, any protected concerted activity involving the Sellers' employees or any picketing, hand billing, labor strike, dispute, slowdown or stoppage against the Sellers or affecting any of the Stores, the Warehouses, the
Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility. Except as set forth in Schedule 2.1(j) hereto, neither of Sellers has any collective bargaining or similar agreements with any of their respective employees and neither of Sellers has any duty to bargain with any other group of their respective employees at any of the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility.

                  (k) Intentionally Deleted.

                  (l) The Assets and the Real Property are and the Business is being conducted in compliance in all material respects with all applicable federal, Commonwealth, and local or municipal environmental laws and regulations, including, but not limited to the Resource Conservation and Recovery Act, the Clean Air Act, the Federal Water Pollution Control Act, the Toxic Substances Control Act, and the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), (hereinafter collectively the "Environmental Laws") and except as set forth on Schedule 2.1(l) hereof, and except for ordinary and necessary quantities of cleaning, pest control, office supplies and manufacturing materials used and stored in compliance with all applicable Environmental Laws:

                           (i) to the best knowledge of Sellers or HMC, there is
no pending or threatened or potential claim, investigation, civil or criminal litigation, notice of violation, lien, or administrative proceeding relating to environmental matters involving the Assets, the Real Property, or the Business, which, either individually or in aggregate has or is reasonably expected to have a material adverse effect on the Assets, the Real Property or the operation or condition of the Business (financial or otherwise); (ii) there is no condition or situation including, without limitation, any liens or encumbrances with respect to environmental matters which, either individually or in the aggregate has or is reasonably expected to have a material adverse effect on the Assets, the Real Property or the operation or condition of the Business (financial or otherwise); (iii) Sellers have received from every governmental body having jurisdiction over environmental matters including, but not limited to, the United States Environmental Protection Agency and the Puerto Rico Environmental Quality Board, all approvals, consents, licenses, permits, and orders necessary to carry out the Business, in all material respects as currently conducted; (iv) Sellers have not transported any "hazardous substances" (as defined in CERCLA, as amended) or arranged for the transportation of such hazardous substances to any location which is subject to any federal, Commonwealth or local enforcement actions or other investigation which may lead to claims against the Assets, the Real Property or the Business or any of the Buyers for clean up costs, remedial work, damages to natural resources or for personal injury claims; (v) no underground storage tanks, asbestos (either commercially processed or excavated raw materials), accumulation of tires, batteries, mining spoil, rubbish, debris or other solid waste or accumulated hazardous substances are present in, on, or under the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility; (vi) no petroleum products have been stored, released, spilled, generated, discharged or treated in, on, or under the

Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility; (vii) no hazardous substances have been stored, released, spilled, generated, discharged or treated in, on, or under the Stores, the Warehouses, the Distribution Center, the Other Warehouses or the Office or the Manufacturing Facility; (viii) to the best knowledge of Sellers and HMC, no property adjoining the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility has been used as a landfill, nor to the best knowledge of Sellers and HMC has there been any release or generation of any hazardous substances or petroleum products on any adjoining property; (ix) no radon gas or urea formaldehyde has been discovered in or on the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility or in or on any adjoining property; and, (x) no other condition exists at the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or, the Manufacturing Facility that may give rise to any liability (whether based in contract, tort, implied or express warranty, criminal or civil statute or otherwise) under the Environmental Laws, which could reasonably be expected to have a material adverse effect on the Business.

                  (m) Schedule 2.1(m) sets forth as of the date of March 31, 2000, the most recent aging of Receivables available to the Sellers. Such Receivables and those acquired by each Seller subsequent to the date thereof but prior to the Closing (and not collected prior to Closing): (i) except for Receivables arising from loans to employees and other third parties, have or will have arisen in the ordinary course of business from sales of merchandise at the Stores, or from the sale of finished products or goods manufactured at the Manufacturing Facility, as applicable, which merchandise or products or goods have either been delivered or approved for future delivery to the buyer thereof; and (ii) will be collectible in amounts not less than the aggregate amount thereof (net of reserves established pursuant to clause (ii) of Section 1.2(a) of this Agreement) carried on the respective books of Sellers. Except as shown on Schedule 2.1(e), each of such Receivables, and those acquired after the date thereof but prior to the Closing, is not and will not be the subject of a pledge or assignment, is and will be free of any and all claims, liens, encumbrances, charges, counterclaims or offsets whatsoever and, except for any account over 180 days past due, has not been and will not be placed for collection with any attorney or collection agency or similar individual or firm.

                  (n) Schedule 2.1(n) sets forth a complete list of all of the Intellectual Property owned or licensed by each Seller and the name of the registry and registration data thereof in which said property is registered under Sellers name or which each Seller otherwise has the right to use, free and clear of any restrictions, and indicating the licenses for Intellectual Property which are not assignable. There is no claim, suit, action or proceeding, pending or, to the best knowledge of Sellers or HMC, threatened against Sellers asserting that their use of any of their respective Intellectual Property infringes upon the rights of any third party or otherwise contesting their rights with respect to any of the Intellectual Property. All letters, patents, registrations and certificates issued by any governmental agency relating to the Intellectual Property are valid and subsisting and have been properly maintained. Sellers and HMC warrant that they will not in the future use the name or mark "BERRIOS" in connection with any business or activity similar to or competitive with the Business or any other type of enterprise.

                  (o) Each Seller has previously furnished to Buyer its respective balance sheet as of January 31, 2000, and its statements of operations and cash flows for the year then ended, copies of which are set forth as Schedule 2.1(o) (the "Financial Statements"). The Financial Statements have been prepared in conformity with generally accepted accounting principles and fairly present in all material respects the financial position and results of operations of each Seller, as applicable, and as of the date and for the period indicated therein.

                  (p) Neither Seller has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except: (i) as set forth in Schedule 2.1(p); (ii) as set forth in the Financial Statements; and, (iii) for liabilities and obligations that are incurred after the date of the Financial Statements in the ordinary course of business or not prohibited by this Agreement.

                  (q) Since January 31, 2000, except as set forth in Schedule 2.1(q), neither Seller has:

                           (i)   experienced   any  event,   occurrence,   fact,
condition, change, development or effect that, individually or in the aggregate, resulted in, or will be, have or result in a material adverse effect on the Business;

                           (ii) sold, leased or otherwise disposed of any of the
Assets or the Real Property, except for Inventory sold in the ordinary course of business;

                           (iii)  entered  into  any  transaction,  contract  or
commitment other than in the ordinary course of business;

                           (iv)  entered  into  any  contract  with  or for  the
benefit of a person affiliated with any of the Sellers;

                           (v) suffered any damage, destruction or loss (whether
or not covered by insurance), or any strike or employment related problem, or any change in relations with or loss of a supplier, customer or employee, or any termination of any contract, lease or other agreement (or received notice of any such termination), that individually or in the aggregate, has had or resulted in, or will have or resulted in, a material adverse effect on the Business; or

                           (vi)  made  any   material   change  in  policies  or
practices relating to sales, pricing (including, without limitation, the pricing or classification of Non-Line Up Merchandise), returns, discounts, credit extension policies or procedures, or other terms of sales or accounting therefor or in employment practices.

                  (r) Except as set forth in Schedule 2.1(r), there is no requirement applicable to either of Sellers or HMC to make any filing with, or to obtain any permit, authorization, consent, order or approval of any governmental or regulatory authority as a condition to the lawful consummation of the transactions contemplated by this Agreement. Except as set forth in
Schedule 2.1(r), there is no requirement contained in any agreement or instrument to which either Seller is a party or by which its respective properties are bound that any person consent to the transactions contemplated hereby, including the assignment pursuant hereto of the Material Contracts or the Assigned Leases.

                  (s) Schedule 2.1(s) sets forth an accurate and complete list of all agreements, contracts, assignments, understandings, transfers of assets or liabilities or other commitments or transactions, whether or not entered into in the ordinary course of business, to or which each of the Sellers, on the one hand or any other person which is an affiliate of Seller, on the other hand, are or have been a party or otherwise bound or affected, and that: (i) were at any time after January 1, 2000, or, are currently in effect or (ii) involve continuing liability or obligations.

                  (t) Schedule 2.1(t) sets forth the accrued but unpaid vacation leave and mandatory Christmas bonus for the year 2000 for the employees of each Seller as of the most recent practicable date.

                  (u) During the last two fiscal years and the current fiscal year to date, MMI has experienced less than $10,000 in claims each year for: (i) all products manufactured by MMI and returned to MMI because of warranty or other problems; and, (ii) all credits, discounts, concessions, offsets or allowances made with respect to all warranty and other claims or problems with respect to products manufactured by MMI. No product liability claims have been made against MMI for products manufactured by MMI.

                  (v) Schedule 2.1(v) sets forth a list of all major suppliers from or through whom MMI has purchased raw materials, products or services during the last two fiscal years or the current fiscal year to date in connection with the manufacturing of furniture. None of the listed suppliers has notified MMI of an intention to materially change its business relationship with MMI.

                  (w) With respect to the Real Property, HMPR makes the following representations:

                           (i) HMPR has and as of the  Closing  will have,  good
and marketable title to the Real Property. The Real Property is, and as of the Closing will be, free and clear of any lien, claim or encumbrance, except those matters set forth on Schedule 2.1(w) attached hereto (hereinafter "Permitted Liens").

                           (ii)  Except for the  Permitted  Liens,  at  Closing,
Empresas will be entitled to immediate, complete and unrestricted possession of the Real Property, free of all tenancies and other rights of possession by third parties.

                           (iii) To the best knowledge of Sellers and HMC, there
is no condemnation proceeding or special assessment pending or, to the best knowledge of Sellers and HMC, threatened against all or any portion of the Real Property, and no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public body or administrative agency is pending, or, to the best knowledge of Sellers or HMC, threatened that would have a material adverse effect on the Real Property, or HMPR's obligations under this Agreement.

                           (iv)  At  Closing,  there  shall  be  no  outstanding
contract made by HMPR for any improvements to the Real Property which has not been fully paid for.

                           (v) With respect to the Real  Property,  HMPR has not
violated or received any notice or charge asserting any violation of any applicable building, safety, environmental or fire law, rule, regulation or ordinance, be it local or federal, nor are there any such laws, rules, regulations or ordinances requiring, as of the date hereof, any work, repair, construction, clean-up or expenditures to be made with respect to the Real Property, nor has HMPR received any notice or allegation to such effect. To the best of HMPR's and HMC's knowledge, there is no condition that would warrant the issuance of any such notice or charge. HMPR shall comply prior to Closing, with all such notices which may be issued any time prior to Closing, but Empresas' failure to insist upon compliance with such notices prior to Closing shall not affect the obligation to effect such compliance after Closing.

                           (vi) No written  notice has been given to HMPR by any
insurance company which has issued a policy with respect to the Real Property or by any board of fire underwriters (or other body exercising similar functions) or any other person claiming any defects or deficiencies or requesting the performance of any repairs, alterations or other work and HMPR will comply with any such notice or requirement if any such notice or notices are received prior to the time of Closing.

                  (x) None of the representations and warranties of Sellers or HMC made in this Section 2.1 contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Whenever herein any representation or warranty is made to the best knowledge of a Seller or HMC, it shall mean that none of the persons set forth on Schedule 2.1(x) has, after due inquiry, any knowledge of such matter. Sellers and HMC warrant and represent that the persons set forth on said Schedule are, within the chain of command of the Sellers and HMC, the persons most likely to have actual knowledge of the accuracy of all of the matters with respect to which, representations and warranties are made herein.

                  (y) HMPR, Inc. has been engaged in trade or business in the Commonwealth during the last three (3) years. Accordingly, pursuant to the applicable provisions of the PRIRC, Empresas is not required to make any withholding from a portion of the purchase price of the Real Property.

                  (z) Except as set forth on Schedule 2.1(z), neither of the Sellers or HMC has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

                  (aa) Since February 1, 1997, no sales have been conducted by the Sellers on any of the Warehouses, the Distribution Center, the Other Warehouses and the Manufacturing Facility.

                  (bb) Schedule 2.1(bb) sets forth an accurate and complete list of all of the Assigned Leases identifying the name of each landlord, the term, the commencement and expiration date of the current term of each lease (including any renewal options available under the same) and the current rent payable under each of said leases.

         2.2 Representations and Warranties of Buyers. Buyers jointly and severally represent and warrant to each of Sellers and HMC the following (it being agreed that each such representation and warranties is deemed to be independently material and relied upon by each of Sellers and HMC):

                  (a) Buyers are corporations duly organized, validly existing and in good standing under the laws of the Commonwealth.

                  (b) The execution, delivery and performance of this Agreement by the Buyers has been duly approved and validly authorized by all necessary corporate actions. This Agreement is a valid and binding agreement of Buyers, enforceable against each of them in accordance with its terms. The execution and performance of this Agreement by Buyers does not, and will not: (i) violate any law, rule or regulation applicable to Buyers, or (ii) contravene any provision of the articles of incorporation or by laws of Buyers, or (iii) result in any breach of, or constitute a default under, any material contract, material agreement, order, judgment or decree to which any of Buyers is a party or by which any of said corporations is bound.

                  (c) Neither of Buyers has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fee in connection with the transactions contemplated herein.

                  (d) On or prior to the Closing Date, Empresas will have received an equity contribution in real property for a sum of no less than twenty million dollars ($20,000,000.00).

                   3. CONDUCT AND TRANSACTIONS BEFORE CLOSING

         3.1 Access to Records and Properties. From the date hereof through the Closing Date, each Seller will give Buyer and its representatives and agents reasonable access to all of its respective books and records of and relating to such Seller and, as applicable, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility and the Assets at such times as may be mutually agreed upon by Buyers and Sellers, and will cause the respective officers and employees of such Seller to furnish to Buyers such financial and operating data and other information or documents with respect to, as applicable, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility and the Assets as Buyers shall from time to time reasonably request. In addition, Buyers, at their sole cost and expense, shall have the right to make such surveys, environmental and other tests, inspections and examinations of the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility and any other Assets as any of them deems advisable (collectively, the "Inspections"), and, for such purposes, Buyers, their employees, agents, representatives, consultants or engineers may enter upon the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility and do all things reasonably necessary in connection therewith at such times as shall be mutually agreed upon by Buyers and each of Sellers; provided, however Buyers shall use reasonable efforts not to disrupt each Sellers' respective business. Sellers shall inform Buyers of any condition at the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility which could reasonably be expected to create a risk to or endanger the health or safety of any employee, agent, consultant, representative or engineer of Buyers who enter any of these properties in connection with the Inspections, prior to entering any of these properties. In connection with any Inspections, Buyers shall obtain at their sole cost and expense all permits and licenses required in connection with the performance of such work, and shall repair any damages caused by any
Inspections. Buyers hereby agree to indemnify Sellers for all injuries and damages to persons or property caused exclusively by any such Inspections, and for the cost of removing all mechanics' or materialmen's liens on the inspected property resulting exclusively from such Inspections ordered by Buyers.

         If this Agreement is terminated, Sellers and HMC and Buyers and their respective representatives and agents will each return to the other all documents, work papers and other material (including all copies made thereof) obtained from the other at any time in connection with the transactions contemplated hereby and will use all reasonable efforts to keep confidential any such information so obtained unless: (i) such information is readily ascertainable from published information or trade sources; (ii) such information is provided Buyers by a third party who has obtained such information other than as a result of a breach of this Agreement; (iii) such information is independently developed by Buyers; or (iv) such information is disclosed to a tribunal or agency in response to an order, oral questions, interrogatories, requests for information or documents, subpoena, civil, criminal or administrative investigation demand or similar process, provided that Empresas or Manufacturera, as applicable, give Sellers and HMC prompt notice of any such request, so that Sellers and HMC may seek an appropriate protective order.

         Notwithstanding anything to the contrary provided for in this Agreement, Buyers are hereby authorized to disclose to their lawyers, accountants, consultants and prospective lenders any findings obtained in connection with the Inspections or the due diligence to be performed by Buyers in connection with the transactions contemplated by this Agreement; provided, however, Buyers agree to inform such persons of the confidential nature of such information and shall direct such persons to treat such information confidentially.

         3.2 Operation of Business of Sellers. Each of Sellers and HMC agree that from the date hereof through the Closing Date, except for (i) transactions contemplated by this Agreement, (ii) proposed transactions which have heretofore been disclosed in writing to Buyers and (iii) transactions to which Buyers shall otherwise consent to in writing, each of Sellers shall, as applicable, do the following: (i) HMPR shall maintain the Stores, the Warehouses, the Distribution Center, the Other Warehouses and the Office, and MMI shall maintain the Manufacturing Facility, in the same condition as it exists on the date hereof, normal wear and tear excepted; (ii) HMPR shall operate the business of the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and MMI shall operate the business of the Manufacturing Facility, substantially as presently operated and only in the ordinary course (specifically, that Sellers shall not sell or make any other disposition of any of the Assets or the Real Property except for sales of inventory in the ordinary course of business, with respect to which they will maintain their historical standards for the acceptance of credit; will continue to collect, consistent with their past customary practices, Receivables arising therefrom; and will not conduct any deep discount "special" sales); (iii) HMPR will maintain all insurance of HMPR with respect to its respective Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses and the Office and MMI will maintain all insurance of MMI with respect to its respective Assets and the Manufacturing Facility, all as presently in effect; and (iv) consistent with such operation, use their respective commercially reasonable best efforts to preserve intact their relationship with persons having business dealings with each of the respective Sellers. Neither of Empresas or Manufacturera shall be obligated to make any purchases of inventory pending Closing. Neither of Empresas or Manufacturera shall be obligated to purchase any inventory purchased or ordered by the Sellers after January 31, 2000 in excess of each Seller's historical patterns of such purchases. Without limiting the generality of the foregoing, HMPR shall use its commercially reasonable efforts to operate the Retail Business and MMI shall operate the Manufacturing Business so that the respective representations and warranties of each Seller and HMC set forth in this Agreement shall be true and correct as of Closing.

         3.3 Risk of Loss.  HMPR shall  bear all risk of loss to its  respective
Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses and the Office and MMI shall bear all risk of loss to its respective Assets and the Manufacturing Facility, until Closing. All risk of loss to the Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility shall be borne by Buyers from the Closing. If any material item or portion of the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, the Manufacturing Facility or the Assets is materially damaged, destroyed or taken by condemnation or other eminent domain proceeding prior to Closing, Empresas and Manufacturera, as applicable, shall have the right, at their option, to (i) refuse to accept the assignment of any Assigned Lease or acquire the Real Property pertaining to, such damaged, destroyed, condemned or taken item or portion and the Purchase Price for the Assets and/or the Real Property shall be reduced as mutually agreed by the parties hereto or (ii) require each of Sellers, as applicable, to pay to Empresas and Manufacturera, as applicable, the amount of any proceeds of insurance or other award or payment payable to such Seller on account of such damage, destruction, condemnation or other taking.

         3.4 Negotiations with Others. From the date hereof until the Closing, neither of Sellers or HMC will, directly or indirectly, without the written consent of Buyers; (i) initiate discussions or engage in negotiations with any business entity or individual, other than Buyers, concerning the sale of stock or of any merger, sale of assets or similar transaction involving Sellers with; or (ii) furnish or cause to be furnished any non-public information concerning Sellers to, any person.

         In consideration of the covenants of Sellers and HMC in this Section 3.4, Buyers agree that in the event the Closing shall have not occurred on or before the date set forth in Section 6.1 hereunder, other than as a result of:
(i) the  failure of Buyers to satisfy the  financing  contingency  described  in
Section 5.1(p) below (Buyers having used continuous best efforts to obtain said financing) or; (ii) any other event beyond the control of Buyers; or, (iii)

Sellers' failure to comply with, in any material respect, with any of their obligations under this Agreement to be complied with prior to said date, or a material breach of any representation or warranty of Sellers contained in this Agreement, Empresas shall pay to HMPR the sum of five hundred thousand dollars ($500,000) in immediately available funds by wire transfer upon two (2) days' prior written notice to Empresas from HMPR. The payment by Empresas to HMPR of said sum shall constitute full and complete satisfaction of any and all claims that HMPR, MMI and HMC may have against the Buyers under this Agreement and Florencio Berrios under the terms of a certain letter of intent dated January 25, 2000, provided further, that upon the payment of said amount by Empresas to HMPR, all of the obligations of HMPR, MMI, HMC and Buyers under this Agreement and Florencio Berrios under the terms of a certain letter of intent dated January 25, 2000 shall be left without any further legal effect and the parties hereto and Florencio Berrios will be released from any and all liability to each other.

         3.5      Additional Covenants of Sellers and HMC.

                  (a) Sellers and HMC, jointly and severally covenant and agree to pay at Closing, all amounts owed in connection with security interests and encumbrances (other than the Permitted Liens) including, without limitation those listed on Schedule 2.1(e) that relate to the Assets and the Real Property and shall have all of such security interests and encumbrances terminated or released as to the Assets and the Real Property by Closing.

                  (b) To the extent not available as of the Closing, each of Sellers and HMC covenants and agrees to provide within thirty (30) days after Closing the schedule of the accrued and unpaid vacation leave and the mandatory Christmas bonus for the year 2000 contemplated by Section 2.1(t), updated to the date of Closing and certified to be true and accurate in all material respects.

         3.6 Forbearances by Sellers. Except as contemplated by this Agreement, Sellers will not, from the date hereof until the Closing, without the written consent of Buyers:

                           (i) sell, dispose of, transfer or encumber any of its
respective Assets and the Real Property except Inventory in the ordinary course of business;

                           (ii)  mortgage,  pledge or otherwise  encumber any of
its respective Assets and the Real Property or the leasehold interests to be assigned to Empresas and Manufacturera;

                           (iii)  except in  accordance  with the  ordinary  and
usual course of its business and in a manner consistent with past practices, enter into, amend, modify or cancel any Material Contract or Assigned Lease;

                           (iv) make any  investment by means of the purchase of
stock or securities, contributions to capital or the purchase of property or assets from any other individual, corporation or entity, except in the ordinary and usual course of business;

                           (v) increase in any manner the compensation of any of
the officers or employees of Sellers, pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement to any officer or employee of Sellers, or enter into or amend any employment agreement or any incentive compensation, profit sharing, stock purchase, stock option, stock appreciation rights, savings, consulting, deferred compensation, retirement, pension or other benefit plan or arrangement with or for the benefit of any of Sellers' officers, employees or of any other person;

                           (vi)  alter  in any way  the  policies  or  practices
relating to sales, pricing (including, without limitation, the pricing or classification of Non-Line Up Merchandise), returns, discounts, credit extensions, or other terms of sales or accounting therefor or in employment practices or the manner in which it has regularly and customarily maintained its books of account and records;

                           (vii) merge or consolidate with any other corporation
or acquire all of the stock or business of any individual or business entity;

                           (viii) cancel or allow any of its existing  insurance
policies to lapse; or

                           (ix) enter into an  agreement to do any of the things
described in clauses (i) through (viii) above.

         3.7 Subsequent Events. If any event shall occur prior to the Closing which, had it occurred prior to the execution of this Agreement, should have been disclosed by a party to this Agreement, in a representation and warranty or otherwise, then upon the happening of such event, such party shall promptly disclose the happening of such event to the other party hereto.

         3.8 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including, but not limited to, the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section. Notwithstanding the foregoing, neither party shall be required to initiate any litigation, make any substantial payment or incur any material economic burden, to obtain any consent, waiver, authorization, order or approval, and if, despite such efforts, either party is unable to obtain any consent, waiver, authorization, order of approval the other party may terminate this Agreement and shall have no liability therefor except as is provided in Section 8.2.

                              4. RELATED AGREEMENTS

         4.1 License Agreement. HMC shall license the mark and name "Rent Smart" to Empresas in accordance with the License Agreement, to be executed by Empresas and HMC at the Closing, in the form attached hereto as Exhibit F (the " License Agreement").

         4.2 Non Competition Agreement. HMC covenants and agrees that it shall enter into a non-competition agreement (the "Non Competition Agreement") with Buyers substantially in the form attached hereto as Exhibit G.

                            5. CONDITIONS TO CLOSING

         5.1 Conditions to Obligations of Buyers. The obligations of Buyers to be performed under this Agreement at the Closing are subject to the satisfaction of each of the following conditions on or before the Closing, unless waived in writing by Buyers:

                  (a) The representations and warranties of Sellers and HMC made herein and in any other documents or instruments executed in accordance with the terms of this Agreement shall be true and correct in all material respects on the date of this Agreement or on the date such other document or instrument is signed or delivered, and on the Closing Date, and Sellers and HMC shall have performed in all material respects all agreements and satisfied all conditions required to be performed or complied with by them under this Agreement on or before the Closing.

                  (b) The Escrow Agreement, the Assignment Agreements, the Consent Agreements relating to the Assigned Leases, the License Agreement and the Non Competition Agreement and the deeds of conveyance of the Real Property, to be executed substantially in the form of Exhibit H hereof, shall have been executed and delivered by all necessary parties thereto.

                  (c) Buyers shall have received copies of the resolutions approved and adopted by the shareholders and by the Board of Directors of each of Sellers and the Board of Directors of HMC authorizing the transactions contemplated by this Agreement, which shall be duly certified by the respective Secretaries of each of Sellers and HMC.

                  (d) Buyers shall have received a Certificate, substantially in the form of Exhibit I hereof, dated as of the Closing Date, executed by each Seller and HMC certifying that: (i) the representations and warranties of such Seller and HMC contained in this Agreement and in all documents, instruments or certificates delivered pursuant hereto are true and correct in all material respects as of the Closing Date; and, (ii) that such Seller and HMC has duly performed in all material respects all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

                  (e) Buyers shall have received such deeds, leases, bills of sale, certificates of title, endorsements, assignments and other instruments of conveyance, transfer or assignment, in form and substance reasonably satisfactory to Buyers and their counsel, as shall be required in order to vest in Buyers good and marketable title to all of the Assets and the Real Property free and clear of all liens, other than the Permitted Liens.

                  (f) Buyers shall have received copies of all personnel files and records (including employee earnings histories) for all employees of Sellers that any of the Buyers employs as of the Closing Date. Buyers shall also have received all of Sellers' records and files relating to the Assets and the Real Property and to any agreements or obligations expressly assumed by any of the Buyers pursuant to this Agreement, and such other files, documents, papers, agreements, records and correspondence pertaining to the operation of the Real Property and the Business at the Stores or pertaining to the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office or the Manufacturing Facility, as the Buyers may request.

                  (g) Buyers shall have received an opinion of McGuire, Woods, Battle & Boothe LLP, and McConnell Valdes, as appropriate, legal counsel for

Sellers and HMC, dated the Closing Date, substantially in the form of that attached hereto as Exhibits J and J-I, respectively.

                  (h) All actions, proceedings and documents necessary to carry out this Agreement or incidental thereto, including any Schedules and/or Exhibits required to be completed by Sellers or HMC hereunder which had not been completed as of the date on which this Agreement was executed, shall have been completed and approved as to form and substance by Buyers and their legal counsel.

                  (i) All consents, authorizations, orders and approvals of governmental or regulatory authorities and of individuals or business entities required for the consummation of the transactions contemplated by this Agreement shall have been obtained and all waiting periods specified by law with respect thereto shall have passed.

                  (j) The portions of the Initial Purchase Price requiring the agreement of Sellers shall have been agreed upon by Buyers.

                  (k) Each Seller shall have duly assigned to each of the Buyers, as applicable, all Licenses and Permits or other authorizations relating to the operation of the business at the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility which are capable of being assigned, together with any consents or approvals required to effect such assignment, and all rights to any telephone numbers used at the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office and the Manufacturing Facility.

                  (l) All material conditions for the benefit of Buyers set forth in any Schedule or Exhibit hereto shall have been satisfied by Sellers and HMC, as applicable.

                  (m) Sellers shall have complied with the provisions of the Puerto Rico Bulk Sales Act.

                  (n) Sellers  shall have funded the Escrow in  accordance  with
Section 1.6 hereof.

                  (o) The agreements contemplated by Sections 4 and 5 shall have been executed and delivered to Buyers.

                  (p) Buyers shall have received financing, for the cash portion of the Initial Purchase Price to be paid at Closing, from a financial institution at an interest rate and upon other terms commercially available.

                  (q) Buyers shall have received all permits, licenses, approvals, or authorizations issued to or held by Sellers concerning environmental matters related or connected to the Assets, the Real Property and the Business.

         5.2 Conditions to Obligations of Sellers and HMC. The obligations of Sellers and HMC to be performed under this Agreement at the Closing are subject to the satisfaction of each of the following conditions on or before the Closing unless waived in writing by Sellers and HMC:

                  (a) The representations and warranties of Buyers made herein shall be true and correct in all material respects on the date of this Agreement and on the Closing Date and Buyers shall have performed in all material respects all agreements and conditions required to be performed or complied with by each of them under this Agreement on or before the Closing.

                  (b) Sellers shall have received copies of the resolutions of the Board of Directors of Buyers authorizing the execution, delivery and performance of this Agreement, certified by each of Buyers' Secretary or Assistant Secretary.

                  (c) Sellers shall have received the Initial Purchase Price for the Assets and Empresas shall have executed and delivered to Sellers the Promissory Note and Security Agreement in respect thereto.

                  (d) Sellers shall have received an opinion of legal counsel for Buyers, dated the Closing Date, substantially in the form of that attached hereto as Exhibit K.

                  (e) Buyers shall have assumed the Assumed Liabilities.

                  (f) All actions, proceedings and documents necessary to carry out this Agreement or incidental thereto, including any Exhibits and/or Schedules required to be completed by Buyers hereunder which had not been completed as of the date on which this Agreement was executed, shall have been completed and approved as to form and substance by Sellers and their legal counsel.

                  (g) All consents, authorizations, orders and approvals of governmental or regulatory authorities and of individuals or business entities required for the consummation of the transactions contemplated by this Agreement shall have been obtained and all waiting periods specified by law with respect thereto shall have passed.

                                   6. CLOSING

         6.1 The Closing. The consummation of the purchase and sale of the Assets and the Real Property and of all other related transactions hereunder (the "Closing"), shall, unless another time, date and place be agreed to in writing by the Buyers and Sellers, take place at the offices of O'Neill & Borges, American International Plaza, 8th Floor, 250 Munoz Rivera Avenue, San Juan, Puerto Rico, at 10 o'clock a.m. San Juan time on April 19, 2000, subject to an extension up to April 30, 2000 (the "Closing Date").

         6.2 Waiver of Conditions to Closing. Any waiver of a condition to Closing hereunder by any party shall be in writing executed by the party making such waiver of a condition to Closing and such waiver shall be solely for the purpose of effecting the purchase and sale of the Assets as herein provided for and shall not relieve any party of its obligation in respect of such condition unless such written waiver expressly so provides.

         6.3 Deliveries by Sellers and HMC. At the Closing, Sellers and HMC shall deliver to the Buyers the following:

                           (i) such bills of sale, endorsements, assignments and
other  instruments  of  conveyance  and  transfer or  assignment  as required by
Section 5.1(e);

                           (ii) the certificates required by Section 5.1(d);

                           (iii)  duly  executed  copies of all  agreements  and
instruments contemplated by Sections 4 and 5.1;

                           (iv) evidence that the corporate  action described in
Section 5.1(c) has been taken;

                           (v) a  certificate  from  the  Secretary  of State of
Commonwealth of HMPR's and MMI's good standing in Puerto Rico and a certificate from the Secretary of State of Delaware of MMI's good standing in Delaware, each as of the most recent date obtainable;

                           (vi) the  opinion  of  counsel  required  by  Section
5.1(g);

                           (vii)  copies of the  consents  required  by  Section
5.1(i); and

                           (viii)  such  additional   documents  as  Buyers  may
reasonably request.

         6.4 Deliveries by Buyers. At the Closing Empresas and Manufacturera, as applicable, shall deliver to Sellers the following:

                           (i) the  Initial  Purchase  Price  less the Escrow by
wire transfer, including the Promissory Note and Security Agreement;

                           (ii) evidence that the corporate  action described in
Section 5.2(b) has been taken;

                           (iii)  copies of the  consents  required  by  Section
5.2(g);

                           (iv) the  opinion  of  counsel  required  by  Section
5.2(d);

                           (v) the escrow funds shall have been delivered to the
Escrow Agent pursuant to the Escrow Agreement; and

                           (vi)  such   additional   documents  as  Sellers  may
reasonably request.

         6.5 Allocation. Upon determination of the Final Purchase Price, the parties shall prepare Schedule 1.2(b) to reflect the Final Purchase Price. The parties agree that Schedule 1.2(b) shall be binding for all purposes (including financial accounting and tax purposes).

                         7. SURVIVAL OF REPRESENTATIONS
                       AND WARRANTIES AND INDEMNIFICATION

         7.1 Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements made by Sellers, HMC and Buyers in this Agreement and in the Schedules hereto shall be continuing and shall survive the Closing and the purchase and sale of the Assets and the Real Property hereunder, and all of the representations and warranties shall terminate four (4) years from the Closing provided, further that Sellers' and HMC's indemnification obligations under this Agreement for any matters for which indemnification is provided for in Section 7.2(a) hereunder shall also survive the Closing and, (excepting the matters set forth in Section 7.2(a)(ii) hereunder), the aforesaid four (4) years term. Notwithstanding the foregoing, any representation or warranty in respect of which indemnification may be sought under Section 7.2 shall survive the date specified for the termination of its effectiveness, if written notice thereof, given in good faith, of the specified breach thereof is given to the indemnifying party before such date, whether or not liability has actually been incurred or asserted. No due diligence investigation or Inspections by any of the parties hereto shall affect the survival of any representation or warranty contained herein.

         7.2 Indemnification. If the transactions contemplated by this Agreement are consummated in accordance with Section 6.1 hereof:

                  (a) Indemnification of Buyers. Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Buyers for a breach hereof, each of Sellers and HMC, jointly and severally, agree to indemnify, defend and hold harmless Buyers and their designees, successors and assigns from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys', accountants' and expert's fees) of every kind, nature and description in existence before, on or after the Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

                           (i) any claim made or asserted against any of the Buyers or any of the Assets or the Real Property by a creditor of such Seller or of HMC, including any claims based on or alleging a violation of any bulk sales act or other similar laws;

                           (ii) the breach of any representation, or warranty of such Seller or HMC contained in this Agreement or in any of the agreements to be executed in connection therewith;

                           (iii) the breach of any covenant or agreement of such Seller or HMC contained in this Agreement or in any of the agreements to be executed in connection therewith;

                           (iv) any liability or obligation of such Seller not expressly assumed by the Buyers pursuant to this Agreement;

                           (v) any claim made or asserted by an employee of such Seller arising out of Seller's decision to sell the Assets or the Real Property; and

                           (vi) the conduct and operation by Sellers of the Business or the ownership, use or operation of the Assets or the Real Property by Sellers prior to the Closing, including, without limitation, any liability arising out of or related to the matters set forth in Schedules 2.1(d); 2.1(h); 2.1(j) and 2.1(l);

                           (vii)  losses  arising  with  respect to the employee
         benefit   liabilities  and  obligations   retained   pursuant  to  this
         Agreement;

                           (viii) losses arising out of the funding, operation, administration, amendment or termination by the Sellers, or the withdrawal or partial withdrawal of the Sellers from, any employee plan or arrangement maintained or contributed to by the Sellers whether arising out of or relating to an event or state of facts occurring or existing before, on or after the Closing Date (including, but not limited to losses arising under the PRIRC, ERISA or the IRC);

                           (ix) any asserted claim, enforcement action, suit, lien, investigation, notice of violation, civil or administrative penalty related or connected to any environmental matter or condition arising out of or in connection, in whole or in part, to any condition, custom, omission, incident or event created or caused by any of the Sellers or HMC or any agents, employees or contractors of any of the Sellers or HMC; which occurred or should have occurred or was in existence prior to the Closing Date;

                           (x) Empresas' decision not to withhold any portion of the purchase price of the Real Property; or (xi) losses arising as a result of any of the matters set forth in Schedule 7.2(a)(xi) hereof.

                  (b) Indemnification of Sellers and HMC. Without in any way limiting or diminishing the warranties, representations or agreements herein contained or the rights or remedies available to Sellers and HMC for a breach hereof, Buyers, jointly and severally, hereby agree, with respect to this Agreement, to indemnify, defend and hold harmless Sellers and HMC from and against all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys', accountants' and experts' fees) of every kind, nature and description in existence before, on or after the Closing, whether known or unknown, absolute or contingent, joint or several, arising out of or relating to:

                           (i) the breach of any representation, warranty, covenant or agreement of any of the Buyers contained in this Agreement;

                           (ii) the conduct and operation by any of the Buyers of their business at the Stores, the Warehouses, the Distribution Centers, the Other Warehouses or Manufacturing Facility or on the Real Property after the Closing; or

                           (iii) the Assumed Liabilities.

                  (c) Indemnification Procedure for Claims of Third Parties. Indemnification, with respect to claims resulting from the assertion of liability by those not parties to this Agreement (including governmental claims for penalties, fines and assessments), shall be subject to the following terms and conditions:

                           (i) The party seeking indemnification (the "Indemnified Party") shall give prompt written notice to the party or parties from which it is seeking indemnification (the "Indemnifying Party") of any assertion of liability or claims by a third party which might give rise to a claim for indemnification based on the foregoing provisions of this Article, which notice shall state the nature and basis of the assertion or claim and the amount thereof, to the extent known or estimated; provided, however, that no delay on the part of the Indemnified Party in giving notice shall relieve the Indemnifying Party of any obligation to indemnify unless (and then solely to the extent that) the Indemnifying Party is prejudiced by such delay.

                           (ii) If any action, suit or proceeding (a "Legal Action") is brought against the Indemnified Party with respect to which the Indemnifying Party may have liability under the foregoing provisions of this Article, the Legal Action shall be defended (such defense to include all proceedings for appeal or review which counsel for the Indemnified Party shall reasonably deem appropriate) by the Indemnifying Party with counsel reasonably deemed appropriate by the Indemnified Party.

                           (iii) Notwithstanding the provisions of the previous subsection of this Agreement, until the Indemnifying Party shall have assumed the defense of the Legal Action, the defense shall be handled by the Indemnified Party. Furthermore, (w) if the Indemnified Party shall have reasonably concluded that there are likely to be defenses available to it that are different from or in addition to those available to the Indemnifying Party; (x) if the Legal Action involves other than money damages and seeks injunctive or other equitable relief; or (y) if a judgment against Buyers, as the Indemnified Party, in the Legal Action will, in the good faith of Buyer, establish a custom or precedent which will be adverse to the best interest of its continuing business, neither of Sellers or HMC, as the Indemnifying Party, shall be entitled to assume the defense of the Legal Action and the defense shall be handled by the Buyers. If the defense of the Legal Action is handled by the Buyers under the provisions of this subsection, the indemnifying Sellers and HMC shall pay all legal and other expenses reasonably incurred by the Buyers in conducting such defense.

                           (v) In any Legal Action initiated by a third party and defended by the Indemnifying Party (w) the Indemnified Party shall have the right to be represented by advisory counsel and accountants, at its own expense, (x) the Indemnifying Party shall keep the Indemnified Party fully and timely informed as to the status of such Legal Action at all stages thereof, whether or not the Indemnified Party is represented by its own counsel, (y) the Indemnifying Party shall make available to the Indemnified Party and its attorneys, accountants and other representatives, all books and records relating to such Legal Action and (z) the parties shall render to each other such assistance as may be reasonably required in order to ensure the proper and adequate defense of such Legal Action.

                           (vi) In any Legal Action initiated by a third party and defended by the Indemnifying Party, the Indemnifying Party shall not make settlement of any claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld. Without limiting the generality of the foregoing, it shall not be deemed unreasonable to withhold consent to a settlement involving injunctive or other equitable relief against Buyers or its assets, employees or business, or relief which Buyers reasonably believe could establish a custom or precedent which will be adverse to the best interests of its continuing business.

         7.3 Special Provision. HMC and Sellers herein agree to, during the term of ninety (90) days from the Closing Date, resolve to Buyers' reasonable satisfaction, the matters set forth in Schedule 7.3 of this Agreement, provided, however that should Sellers fail to remedy any of such matters to Buyers' reasonable satisfaction, within said term, the amount set forth in said Memorandum corresponding to any unresolved matters shall be transferred from the Escrow to a separate escrow agreement to be held in escrow pursuant to the terms of an escrow agreement to be executed in substantially the same form and substance as Exhibit E attached hereto until said outstanding matters are resolved to Buyers' reasonable satisfaction or pursuant to the arbitration proceedings set forth in Section 10.12 hereof.

                                 8. TERMINATION

         8.1  Termination.  This  Agreement may be terminated at any time before
Closing:

                  (a) by the mutual written consent of all parties hereto;

                  (b) by the Buyers, on the one hand, and the Sellers or HMC, on the other hand, if the Closing fails to occur on or before April 19, 2000, subject to extension as provided for in Section 6.1, so long as Buyers and

Sellers or HMC, respectively, are not in breach in any material respect of their obligations hereunder; or

                  (c) by either of Sellers, on the one hand, or Buyers, on the other hand, as the case may be, if there has been a material breach by the other of a representation, warranty or agreement contained herein or if any condition to Closing, which must be met by the other, becomes impossible to fulfill.

         8.2 Effect of Termination.  If this Agreement is terminated pursuant to
Section 8.1 hereof, it shall become void and have no further effect, without liability on the part of any party or such party's directors, officers or shareholders; provided, however, that: (i) such termination shall not constitute a waiver by any party of any claim it may have for damages caused by reason of a breach of a representation, warranty, covenant or agreement made by any other party hereto, and (ii) the confidentiality provision of Section 3.1 and the payment provision of Section 3.4 shall remain in full force and effect in accordance with its terms.

                        9. EMPLOYEES AND EMPLOYEE MATTERS

         9.1 Offer of Employment.

                  (a) Concurrent with the Closing, Empresas and/or Manufacturera shall offer employment to all of Sellers' employees, (except for those set forth on Schedule 9.1(a)) at salaries at least equal to those provided to the employees by the Sellers immediately before the Closing. Such employees who elect to become employees of Empresas and/or Manufacturera as of the Closing are hereinafter referred to as "New Employees" and shall be deemed to have become employees of Empresas and/or Manufacturera as of the time the Closing becomes effective contingent, to the extent permitted by law, upon successful completion after Closing of Empresas' and/or Manufacturera's drug and alcohol testing, if so required by Empresas or Manufacturera.

                  (b) Empresas and/or Manufacturera shall recognize New Employees' service with HMPR or MMI prior to the Closing when required by applicable law and for purposes of vesting and participation in any plan established by Empresas and/or Manufacturera for the New Employees.

                  (c) Empresas and/or Manufacturera shall reimburse Sellers fifty percent (50%) of any discharge indemnity payment under Commonwealth Law No. 80 of May 30, 1976, as amended, or any severance payment arising out of the transactions contemplated by this Agreement or any other type of payment made in consideration of the obtainment of the release hereinafter set forth with respect to the employees of the Sellers which are not retained as New Employees, provided, Empresas and/or Manufacturera has previously agreed to the amount of the payment and the payment has been subject to a valid agreement signed by such employee releasing the Buyers from all claims based on the employee's employment with Sellers and/or the decision not to retain the employee by Empresas and/or

Manufacturera. The reimbursement shall be made within seven (7) days after receipt by Empresas of the duly executed release and evidence of the payment of the discharge indemnity or severance. HMC and Buyers further agree to split, on a fifty/fifty basis, the defense cost of any legal actions initiated by any of Sellers' employees which are not retained as New Employees, as well as, any judgment entered by a court of law or agency in connection with any claims by any of said employees which are not retained and which are based on a wrongful termination claim.

                  (d) With respect to the Assets, Sellers shall be responsible for performing and discharging all requirements under the WARN Act for the notification of its employees of any "employment loss" within the meaning of the WARN Act which occurs prior to the Closing. Empresas shall be responsible for all such notification under the WARN Act for any "employment loss" occurring during or after the Closing.

         9.2 Pension Plan.

                  (a) As soon as practicable after the Closing, Empresas and/or Manufacturera shall establish a defined contribution plan and trust for the New Employees, which shall be qualified under Section 1165(a) of the PRIRC (the "Buyer's Plan"). Buyer's Plan will provide that each New Employee will be given credit under Buyer's Plan, for purposes of determining eligibility to participate, eligibility for benefits and vesting with respect to service completed with the Sellers.

                  (b) Buyers shall fund after the Closing, all of Sellers employees accounts under the HMPR's Employees' Pension Plan in accordance with the terms thereof with the funds to be deducted from the Purchase Price as provided for in Schedule 1.2(a)(vi) hereof and all assets of HMPR's Employees' Pension Plan equal to the account balances of the New Employees under HMPR's Employees' Pension Plan after said funding will be transferred to Buyer's Plan as soon as practicable after the Closing. The transfer will be made in cash or cash equivalents, according to the investment of the accounts as of the date on which the transfer is made; and the accounts will be valued as of the date on which the transfer is made. The account balances of New Employees in HMPR's Employees' Pension Plan shall share in the earnings, appreciation and depreciation of HMPR's Employees' Pension Plan for the period between the Closing and the date on which the transfer is made.

                  (c) Any benefits that are payable to New Employees from HMPR's Employees' Pension Plan after the Closing and before the assets are transferred shall be paid from HMPR's Employees' Pension Plan in the ordinary course. The amount to be transferred to Buyer's Plan shall be reduced by the amount of such payments.

                  (d) The account balances to be credited under Buyer's Plan for New Employees shall not be less than the account balances of the New Employees under HMPR's Employees' Pension Plan as of the date on which the transfer is made. Buyers assume no liability in connection with the account balances of New Employees under HMPR's Employees' Pension Plan with respect to any actions or conduct or omission by Sellers that occurred before the effective date of the transfer. Sellers and HMC shall have no liability with respect to any actions, conduct or omission by Buyers with respect to Buyer's Plan for New Employees on or after the effective date of the transfer.

                  (e) The parties hereto agree that the transfers described in this Section 9.2 shall be made in accordance with the applicable provisions of the PRIRC and Section 414(l) of the Internal Revenue Code, if applicable. The parties hereto also agree that they shall make the appropriate filings required under the laws of the Commonwealth, the IRC or ERISA, if applicable in connection with the transfer described in this Section 9.2 as soon as practicable after the Closing.

         9.3 Welfare Benefit Plans.

                  (a) Empresas and/or  Manufacturera shall establish one or more health/welfare plans for the New Employees, which plan shall be substantially similar to the health/welfare plans maintained by Sellers in effect before the Closing. Empresas and/or Manufacturera shall be liable for all health/welfare claims incurred by New Employees under Empresas' and/or Manufacturera's health/welfare plans on or after the Closing. Sellers shall retain liability for all health/welfare claims incurred by, but not yet paid on behalf of, New Employees under Sellers' respective health/welfare plans before the Closing. As of the Closing, New Employees will begin participating in Empresas' and/or Manufacturera's health/welfare plans and will cease participating in health/welfare plans maintained by Sellers.

                  (b) Empresas' and/or Manufacturera's health/welfare plan shall operate as a continuation of Sellers' respective health/welfare plans only to grant New Employees credit under its health/welfare plan for payments made under Sellers' respective health/welfare plans for purposes of reaching deductibles and maximum out-of-pocket limits.

                  (c) COBRA. Empresas and Manufacturera shall be responsible for providing group health plan coverage pursuant to Part 6 of Title I of ERISA,
Section 4980B of the Internal Revenue Code, if applicable, and any similar provision of the PRIRC ("COBRA") for each person who is a "M&A qualified beneficiary" (as defined in proposed U.S. Treasury Regulation 54.4980B-9 or any successor regulation) with respect to the Sellers (a "M&A Qualified Beneficiary"). Empresas and Manufacturera shall indemnify and hold Sellers and HMC harmless for any and all losses, judgments, liabilities, claims, damages or expenses (including reasonable attorneys', accountants' and experts' fees) that Sellers or HMC incur at any time after the Closing under COBRA with respect to any M&A Qualified Beneficiary, in accordance with the provisions of Section 7 of this Agreement. The parties agree that the determination of which persons are M&A Qualified Beneficiaries shall be made in accordance with the proposed U.S. Treasury Regulation specified above, and without regard to whether the Internal Revenue Code is applicable to the parties.

         9.4 Workers' Compensation. Empresas and/or Manufacturera will assume the responsibility for all workers' compensation claims made by New Employees arising from events occurring on or after the Closing. Sellers shall retain the responsibility for all of Sellers' respective workers' compensation claims made by New Employees that arise from events that occur before the Closing.

         9.5 Vacation Leave, Christmas Bonus and Payroll Related Taxes. Buyers will pay, on Sellers' behalf, with the funds to be withheld by Buyers from the purchase price of the Assets in accordance with the provision of Section 1.2(a)(vi) hereof, any liability which may arise or be attributable to unpaid vacation leave, the mandatory Christmas bonus for the year 2000 and payroll related taxes accrued by New Employees prior to the Closing.

         9.6 Administration. Empresas, Manufacturera and Sellers shall each make its appropriate and respective employees available to the other at such reasonable times as may be necessary for the proper administration by the other of any and all matters relating to employee benefits and workers' compensation claims affecting their employees. If, as a result of the transactions contemplated by this Agreement, reports are required to be filed with respect to any of Sellers' benefit plans, Sellers will file such reports.

                10. MISCELLANEOUS COVENANTS AND OTHER PROVISIONS

         10.1 Taxes and Prorations. Buyers will be responsible for the payment of any state, Commonwealth, county, city or other local use, transfer or recording taxes, title examinations fees or any other similar taxes or fees applicable to the sale of the Assets provided; however, that Sellers shall pay for the cost of the stamps to be canceled in the originals of the deeds of conveyance of the Real Property and in the originals and the certified copies of any deeds canceling any liens (other than the Permitted Liens) encumbering any of said properties, as well as the recording expenses of such deeds of cancellation of liens (other than the Permitted Liens). All current real property taxes attributable (whether paid or assessed) to the Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Real Property, the Office, the Manufacturing Facility and all payments due under any service or maintenance contracts affecting the Assets, the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Real Property, the Office and the Manufacturing Facility which are expressly assumed by Buyers hereunder, if any, shall be prorated as of the Closing Date on a per diem basis. Buyers shall pay on or before the date the same become due, all municipal license taxes due and payable in connection with the operation of the Business (i.e. municipal license taxes for the fiscal year commencing on July 1, 2000 and ending June 30, 2001). Buyers shall credit the purchase price of the Assets with the sum of the prepaid pro-rata portion of the municipal license taxes for the 1999-2000. Sellers shall be solely responsible for any and all taxes imposed as a result of the sale of the Assets. All obligations under contracts listed on
Schedule 1.4(d) shall be prorated as of the Closing Date on a per diem basis. All rents and other charges under the Assigned Leases shall be prorated as of the Closing Date. Sellers shall timely notify all providers of utility services to the Stores, the Warehouses, the Distribution Center, the Other Warehouses, the Office, and the Manufacturing Facility to read the applicable meters as of the Closing Date so as to determine the proper charges to be assessed to Sellers and Buyers, respectively, for utility services provided thereto before and after Closing; provided, however, that if the meters are not so read, then such utilities charges shall also be prorated on a per diem basis. Real estate taxes not presently assessed shall be estimated and prorated as of the Closing Date. If the applicable prorated charges have not been fully determined as of the Closing or were based upon estimates, the parties agree to settle such prorated charges by appropriate payment promptly from the Escrow or otherwise upon the determination of same.

         10.2 Consents; Satisfaction of Conditions. Sellers and Buyers shall use their commercially reasonable best efforts to obtain the consent or approval of each person whose consent or approval shall be required in order to permit the purchase and sale of the Assets and the Real Property as contemplated herein, and to satisfy or cause to be satisfied each of the conditions to Closing that shall not have been waived as herein provided.

         10.3 Further Assurances and Post-Closing Receipts. Sellers and HMC agree to execute and deliver, or to cause such other persons as are necessary to execute and deliver, such documents, instruments or certificates as Buyers may reasonably request from time to time in order to vest in Empresas and Manufacturera title to the Assets and Empresas title to the Real Property, free and clear of all liens, mortgages, deeds of trust or other claims or encumbrances, other than the Permitted Liens. In addition, in the event of the receipt by Buyers or either of Sellers after Closing of any payments with respect to any of the Inventory purchased by Empresas and Manufacturera with respect to payment of any Receivable not purchased by Empresas and Manufacturera or such Seller, as appropriate, shall immediately deliver such payments to the other, duly endorsed to the extent necessary for transfer. Pending delivery, neither party shall commingle the proceeds of any such payments with any other of its funds or property and shall hold all such payments in trust for the other party until delivery thereof is made.

         10.4 BERRIOS Name. After the Closing, Sellers and HMC will not use the name or mark "BERRIOS" in connection with any business activity similar to or competitive with the Business or for any other enterprise whatsoever.

         10.5 Expenses. Each party hereto shall pay its or his own legal and other expenses separately incurred in connection herewith, including without limitation all fees of any broker or finder engaged by such party.

         10.6 Public Announcements. The parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement, and the transactions contemplated hereby, and will not issue any such press release or make any such public statement without the consent of the other unless such action is required by law or by the New York Stock Exchange.

         10.7 Descriptive Headings, Schedules and Exhibits. Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement. All schedules and exhibits attached hereto are hereby incorporated into this Agreement and form a part hereof as fully as if set forth in the body of the Agreement.

         10.8 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by one or more parties hereto and each such executed counterpart shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         10.9 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard thereto shall be validly given, made or served, if in writing and shall be deemed received by a party: (i) on the date delivered if delivered in person, with receipt acknowledged, or by facsimile during normal business hours with confirmation of transmission; or, (ii) one (1) business day after being sent by a generally recognized overnight courier service (e.g., Federal Express) with all delivery charges or fees prepaid, or billing therefor arranged to the sender, addressed in each such case, as follows:

         If to HMC or either of Sellers:

                  Heilig-Meyers Company
                  12560 West Creek Parkway
                  Richmond, VA  23238
                  Attention:  Roy B. Goodman
                  Facsimile: 804-784-7931

         with a copy to:

                  McGuire, Woods, Battle & Boothe, LLP
                  One James Center
                  Richmond, Virginia  23219
                  Attention:  David W. Robertson, Esq.
                  Facsimile: 804-698-2152

         If to Buyer:

                  Mr. Florencio Berrios Castrodad
                  Apartado 1658
                  Cidra, Puerto Rico 00739
                  Facsimile: 809-747-1919
         with a copy to:

                  O'Neill and Borges
                  8th Floor
                  American International Plaza
                  250 Munoz Rivera Avenue
                  San Juan, Puerto Rico  00918-1808
                  Attention: Juan A. Aquino, Esq.
                  Facsimile:  787-753-8944

or to such other addresses or person as any party hereto may, from time to time, designate in writing delivered in a like manner.

         10.10 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Prior to the Closing no party may assign this Agreement without the written consent of the other party.

         10.11 Law Applicable. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth.

         10.12 Arbitration. All disputes, controversies, claims or differences between Buyers and either of Sellers or HMC (collectively for purposes of this Section, "Sellers") arising out of or in connection with this Agreement which cannot be settled by mutual agreement, shall be finally settled by arbitration.

                  (a) Arbitration shall be conducted in English and shall be held in San Juan, Puerto Rico and shall be administered by the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA").

                  (b) Demand for arbitration shall be served upon the party (or parties) to whom the demand is made, in accordance with the procedure set forth in the Rules.

                  (c) Buyers shall agree, within thirty (30) calendar days after the demand for arbitration is served, upon an arbitrator, knowledgeable in the laws of the Commonwealth applicable to the issues in dispute, or, if the dispute relates to an interpretation of any of the provisions of this Agreement which requires an expertise in the practice of the accounting profession, said arbitrator shall be an accountant authorized to practice in Puerto Rico belonging to one of the "Big Five" accounting firms. If they fail to do so within such time, an arbitrator, knowledgeable in the laws of the Commonwealth or the accounting profession applicable to the issues in dispute, shall be appointed by the AAA within the next twenty (20) calendar days. If the arbitrator dies, becomes disqualified or incapacitated, or fails or refuses to act before the matter or matters subjected to such arbitration have been determined, then, in place of such arbitrator, a new arbitrator shall promptly be appointed in the same manner as such arbitrator.

                  (d) The arbitrator shall decide any matter before him in accordance with this Agreement and the laws of the Commonwealth, or, if the issue in controversy relates to an accounting issue or interpretation, then, said person shall resolve the issue in dispute in accordance with the generally accepted standards of the accounting profession in Puerto Rico. The arbitrator shall have the power and the discretion to order discovery and the taking of depositions.

                  (e) The arbitrator shall proceed promptly and diligently and render his decision as soon as practicable. The decision of the arbitrator shall be in writing and presented in separate findings of fact and law. The award of the arbitrator shall be final and binding on the parties from which no appeal may be taken, and an order confirming the award or judgment upon the award may be entered in any court having jurisdiction. The award of the arbitrator may include pre-award interest and equitable relief to the extent the arbitrator deems appropriate, and shall include interest from the date of the award until paid in full at a rate to be fixed by the arbitrator but in no event in excess of the prime rate (the base rate on corporate loans at large U.S. money center commercial banks) published in the "Money Rates" section of The Wall Street Journal on the business day immediately prior to the date of the award.

                  (f) The arbitrator, in the award, may assess the fees and expenses of the arbitrator and the arbitration, and the witness and attorneys' fees of the parties, or any part thereof, against any party or parties, taking into account the circumstances of the case. Except as assessed by the arbitrator in the award, the fees and expenses of the proceeding, including the fees and expenses of the arbitrator, shall be divided equally between the parties, and each party shall bear its own witness and attorneys' fees.

                  (g)   Notwithstanding   the   initiation  of  an   arbitration
proceeding, each party shall continue to perform all duties and obligations under this Agreement, without prejudice.

         10.13 Entire Agreement. This Agreement, its schedules and exhibits and the additional written agreements called for herein together contain the entire agreement between the parties with respect to the purchase and sale of the Assets and the Real Property and the related transactions and supersede all prior agreements, arrangements or understandings with respect thereto.

         IN WITNESS WHEREOF, the parties have hereunto set their signatures.

                             BUYERS:

                             EMPRESAS BERRIOS, INC., a Puerto Rico corporation



                             By:  /s/ Janice Berrios
                                ----------------------------------
                                      Janice Berrios
                                      Vice President


                             EMPRESA MANUFACTURERA, INC.,

                             a Puerto Rico corporation

                             By:  /s/ Janice Berrios
                                ----------------------------------
                                      Janice Berrios
                                      Vice President


                             SELLERS:

                             HMPR, INC., a Puerto Rico corporation



                             By:  /s/ William E. Helms
                                ----------------------------------
                                     William E. Helms,
                                     Executive Vice President


                             MacMANUFACTURING, INC.,
                             a Delaware corporation

                             By:  /s/ William E. Helms
                                ----------------------------------
                                     William E. Helms,
                                     Executive Vice President

                             HMC:

                             HEILIG-MEYERS COMPANY,  a Virginia corporation



                             By:  /s/ William E. Helms
                                ----------------------------------
                                     William E. Helms,
                                     Executive Vice President

                             SCHEDULES AND EXHIBITS

Schedule 1.1(a)                                         Stores, Liquidation Centers and Tents

Schedule 1.1(a)(i)                                      Other Warehouses

Schedule 1.1(j)                                         Excluded Surety Bonds

Schedule 1.1(k)                                         Excluded Guaranties, Warranties, and Indemnities

Schedule 1.1(m)                                         Motor Vehicles

Schedule 1.1(n)                                         Real Property

Schedule 1.1.1(a)                                       Store Furniture and Equipment

Schedule 1.1.1(b)                                       Manufacturing Equipment

Schedule 1.1.1(c)                                       Leasehold Improvements

Schedule 1.1.1(d)                                       Intellectual Property

Schedule 1.2(a)                                         Purchase Price Allocation

Schedule 1.2(a)(vi)                                     Deductions from the Purchase Price

Schedule 1.3                                            Assigned Leases

Schedule 1.4(d)                                         Contracts to be Assumed by Buyer

Schedule 1.5                                            In-Transit Inventory

Schedule 2.1(c)                                         No Conflicts

Schedule 2.1(d)                                         Litigation

Schedule 2.1(e)                                         Exceptions to Title to Properties

Schedule 2.1(e)(i)                                      Sufficiency of Assets - Contracts

Schedule 2.1(f)                                         Sales by Stores

Schedule 2.1(g)                                         Material Contracts (Other than Assigned Leases)

Schedule 2.1(h)                                         Licenses and Permits

Schedule 2.1(i)                                         Employee Benefits

Schedule 2.1(j)                                         Litigation Regarding Employees or Employee Matters

Schedule 2.1(l)                                         Environmental Matters

Schedule 2.1(m)                                         Accounts Receivable Aging

Schedule 2.1(n)                                         Intellectual Property

Schedule 2.1(o)                                         Financial Statements

Schedule 2.1(p)                                         Undisclosed Liabilities

Schedule 2.1(q)                                         Absence of Changes Since December 31, 1999

Schedule 2.1(r)                                         Consents and Approvals

Schedule 2.1(s)                                         Affiliate Agreements

Schedule 2.1(t)                                         Vacation Pay

Schedule 2.1(v)                                         Major Suppliers

Schedule 2.1(w)                                         Permitted Liens

Schedule 2.1(x)                                         Persons with Knowledge

Schedule 2.1(z)                                         Brokers

Schedule 2.1(bb)                                        Assigned Leases - Landlords and Terms

Schedule 7.2(a)(ix)                                     Matters Subject to Indemnification by Sellers and HMC

Schedule 7.3                                            Environmental Matters Memorandum

Schedule 9.1(a)                                         Employees to Whom Buyers will not Offer Employment

Exhibit A                                               Subordinated Promissory Note

Exhibit B                                               Security Agreement

Exhibit C                                               Assignment and Estoppel Agreement

Exhibit D                                               Consent and Estoppel Agreement

Exhibit E                                               Escrow Agreement

Exhibit E-1                                             Lease Escrow Agreement

Exhibit F                                               License Agreement

Exhibit G                                               Non-Competition Agreement

Exhibit H                                               Form of Deed of Conveyance of Real Property

Exhibit I                                               Sellers and Buyers Certificates

Exhibit J                                               Legal Opinion from McGuire, Woods, Battle & Boothe
                                                        LLP

Exhibit J-I                                             Legal Opinion from McConnel Valdos

Exhibit K                                               Legal Opinion from Buyer's Counsel

Exhibit L                                               Trade Payables